Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Form 8-K of our audit opinion report dated May 10, 2007 with respect to the consolidated financial statements of Kasamba Inc. as of December 31, 2006 and the incorporation by reference of such report in the registration statements on Form S-3 (File Nos. 333-112019, 333-136249 and 333-147929) and Form S-8 (File Nos. 333-34230 and 333-147572) of LivePerson, Inc.

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Tel-Aviv, Israel
December 17, 2007